UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2011

Health Management Associates, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11141	61-0963645
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5811 Pelican Bay Boulevard, Suite 500, Naples, Florida		34108-2710
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (239) 598-3131

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A (Amendment No. 1) is being filed by Health Management Associates, Inc. (the “Company”) to amend and supplement its Current Report on Form 8-K dated November 18, 2011 (the “Original Form 8-K”) to include as Exhibit 4.1 a complete and unredacted Credit Agreement, dated September 30, 2011, by and among Knoxville HMA Holdings, LLC, a wholly owned subsidiary of the Company (“HMA Knoxville”), certain subsidiaries of HMA Knoxville, SunTrust Bank, Deutsche Bank Trust Company Americas, The Royal Bank of Scotland PLC, Wells Fargo Bank, N.A., Bank of America, N.A. and Barclays Bank PLC (the “Knoxville Credit Agreement”). As described in the Original Form 8-K, the Knoxville Credit Agreement was terminated on November 18, 2011. A redacted version of the Knoxville Credit Agreement was previously attached to the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2011. The Company is filing this Form 8-K/A for the sole purpose of providing a complete and unredacted copy of the Knoxville Credit Agreement. No other changes to the Original Form 8-K are being made hereby.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description	Filed Herewith	Previously Filed

4.1	Credit Agreement, dated as of September 30, 2011, among Knoxville HMA Holdings, LLC and certain of its subsidiaries, SunTrust Bank, as Administrative Agent, Lender, Swingline Lender and Issuing Bank, and Deutsche Bank Trust Company Americas, The Royal Bank of Scotland PLC, Wells Fargo Bank, N.A., Bank of America, N.A. and Barclays Bank PLC, as Lenders (includes the form of the notes evidencing the term loan facility and the revolving credit facility).	X

99.1	Press release issued by Health Management Associates, Inc. on November 21, 2011.		X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH MANAGEMENT ASSOCIATES, INC.

Date: January 12, 2012	By:	/s/ Robert E. Farnham
Robert E. Farnham
Senior Vice President - Finance

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